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                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is dated as of May 19, 1996 between MGD Holdings Ltd., a Bermuda corporation ("Investor"), and Republic Environmental Systems, Inc., a Delaware corporation ("RESI" and, together with its successors and permitted assigns, the "Issuer"). Issuer and Investor may hereinafter be referred to collectively as the "Parties" or individually as a "Party."

                                    RECITALS

     Subject to the terms and conditions of this Agreement, Investor desires to purchase, and Issuer desires to issue and sell to Investor, 2,000,000 shares of Issuer's common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase an additional 6,000,000 shares of Common Stock.

                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

               ISSUANCE AND PURCHASE OF COMMON STOCK AND WARRANTS

     1.1 ISSUANCE AND PURCHASE OF COMMON STOCK AND WARRANTS. Subject to the terms and conditions of this Agreement, Issuer will issue and sell to Investor and Investor will purchase from Issuer for an aggregate purchase price of $5,250,000 (the "Purchase Price") (i) 2,000,000 shares of Common Stock (the "Shares") and (ii) warrants to purchase (a) 2,000,000 shares of Common Stock at a purchase price of $2.625 per share, exercisable in whole or in part at any time and from time to time from the Closing Date until 6:00 p.m. on the date two years from the Closing Date (the "Series A Warrants"), (b) 2,000,000 shares of Common Stock at a purchase price of $3.125 per share, exercisable in whole or in part at any time and from time to time from the Closing Date until 6:00 p.m. on the date three years from the Closing Date (the "Series B Warrants"), and (c) 2,000,000 shares of Common Stock at a purchase price of $3.875 per share, exercisable in whole or in part at any time and from time to time from the Closing Date until 6:00 p.m. on the date four years from the Closing Date (the "Series C Warrants" and, together with the Series A Warrants and the Series B Warrants, the "Warrants"), pursuant to the warrant certificates to be issued to Investor in the form of Exhibits 1.1(A), 1.1(B) and 1.1(C), respectively (the "Warrant Certificates").

     1.2 LEGEND. Any certificate or certificates representing the Shares, the Warrants and any Common Stock issued upon exercise of any Warrants (the "Warrant Shares") and any certificates issued in respect of the foregoing shall bear the following legend unless and until removal thereof is permitted pursuant to the terms of this Agreement:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

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                                   ARTICLE II

                                    CLOSING

     2.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on the Closing Date at the offices of Alliance Holding Corporation, 10055 Sweet Valley Drive, Valley View, Ohio 44125 or such other place as the parties may agree. At the Closing, (a) Investor shall pay to Issuer, by wire transfer of immediately available funds to an account designated in writing by Issuer, the Purchase Price; (b) Issuer shall issue to Investor the Shares, and deliver to Investor certificates for the Shares duly registered in the name of Investor; (c) Issuer shall issue to Investor the Warrants and deliver the Warrant Certificates to Investor; and (iv) all other agreements and other documents referred to in this Agreement shall be executed and delivered (to the extent not completed prior to the Closing Date).

     2.2 TERMINATION.

     (a) Events of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, as follows:

          (i) by written agreement of the Parties;

          (ii) by Issuer or Investor if the transactions contemplated by this Agreement have not been consummated on or before September 30, 1996; provided, however, that the right to terminate this Agreement shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause, or resulted in, the failure of the Effective Time to occur on or before such date;

          (iii) by Issuer, upon a breach of any representation, warranty, covenant or agreement on the part of Investor set forth in this Agreement, or if any representation or warranty of Investor shall have become untrue, in either case such that the conditions set forth in Section 9.3 would not be satisfied by September 30, 1996 (a "Terminating Investor Breach"); provided, however, that if such Terminating Investor Breach is cured by Investor within 60 calendar days after notice thereof through the continuous exercise of its best efforts, then Issuer may not terminate this Agreement under this Section 2.2(a)(iii); or

          (iv) by Investor, upon a breach of any representation, warranty, covenant or agreement on the part of Issuer set forth in this Agreement, or if any representation or warranty of Issuer shall have become untrue, in either case such that the conditions set forth in Section 9.2 would not be satisfied (a "Terminating Issuer Breach"); provided, however, that if such Terminating Issuer Breach is cured by Issuer within 60 calendar days after notice thereof through the continuous exercise of its best efforts, then Investor may not terminate this Agreement under this Section 2.2(a)(iv).

     (b) Effect of Termination.

          (i) If this Agreement is validly terminated pursuant to Section 2.2(a) hereof, this Agreement will terminate and no Party hereto will have any liability to the other Parties hereto except that any such termination shall be without prejudice to any claim which either Party may have against the other for breach of this Agreement (or any representations, warranty, covenant, or agreement included herein).

          (ii) All reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby by a nonbreaching Party who terminates this Agreement pursuant to Section 2.2(a) hereof will be reimbursed promptly by the breaching Party.

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                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

     As a material inducement to Investor entering into this Agreement and purchasing the Shares and Warrants, Issuer represents and warrants to Investor as follows:

     3.1 CORPORATE STATUS. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Issuer has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. Issuer and its Subsidiaries are qualified or licensed to conduct business in all jurisdictions where its or their ownership or lease of property and the conduct of its or their business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on Issuer. There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of Issuer or any of its Subsidiaries.

     3.2 CORPORATE POWER AND AUTHORITY. Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Issuer and constitutes a legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.4 NO VIOLATION. The execution and delivery by Issuer of this Agreement and the Warrant Certificates, the consummation of the transactions contemplated hereby or thereby, and the compliance by Issuer with the terms and provisions hereof or thereof, will not (a) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Issuer is a party or by which Issuer or any material portion of Issuer's properties or assets may be bound, (b) violate any Requirement of Law applicable to Issuer or any material portion of Issuer's properties or assets or (c) result in the imposition of any Lien upon any of the properties or assets of Issuer; except where any of the foregoing would not have a Material Adverse Affect on Issuer.

     3.5 CONSENTS/APPROVALS. No consent, approval, waiver or other action by any Person under any Contract to which either Issuer or any of its Subsidiaries is a party, or by which any of their respective properties or assets are bound, is required or necessary for the execution, delivery or performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby, except (a) as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended and the rules and regulations promulgated thereunder (the "HSR Act"), (b) as required by the Securities Act, the Exchange Act and state securities or "blue sky" laws, (c) as required by the Delaware General Corporation Law (the "DGCL") and (d) where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent Issuer from performing its obligations hereunder.

     3.6 CAPITALIZATION. The authorized capital stock of Issuer consists of 20,000,000 shares of Common Stock. As of the date hereof, after giving effect to the Stock Split, 10,809,638 shares of Common Stock are validly issued and outstanding, fully paid and non-assessable. Except (a) for 493,800 shares of Common Stock, after giving effect to the Stock Split, shares of Common Stock reserved for issuance pursuant to certain options or warrants issued pursuant to Issuer's 1995 Stock Option Plan, (b) as contemplated by this Agreement, the Merger Agreement and the Huizenga Purchase Agreement (defined herein) and (c) in connection with the distribution of Issuer's Common Stock to holders of Republic Waste Industries, Inc. common stock in April 1995, there are (y) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, Issuer outstanding or authorized and (z) no contractual

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obligations of Issuer to repurchase, redeem or otherwise acquire any shares of
Issuer Common Stock. Upon delivery to Investor of the certificates for the Shares and the Warrant Certificates and payment of the Purchase Price, Investor will acquire good, valid and marketable title to and beneficial and record ownership of the Shares and the Warrants, and the Shares will be validly issued, fully paid and non-assessable. Issuer has reserved 6,000,000 shares of Common Stock for issuance upon exercise of the Warrants and, upon exercise of the Warrants in accordance with this Agreement and the Warrant Certificate (including, without limitation, payment in full of the exercise price), the Warrant Shares will be validly issued, fully paid and non-assessable.

     3.7 NO COMMISSIONS. Issuer has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the sale of the Shares and the Warrants.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     As a material inducement to Issuer entering into this Agreement and issuing the Shares and Warrants, Investor represents and warrants to Issuer as follows:

     4.1 CORPORATE STATUS. Investor is a corporation duly organized, validly existing and in good standing under the laws of the Bermuda. Issuer has all requisite corporate power and authority to under applicable law to execute and deliver, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. Investor has taken all necessary corporation action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     4.2 NO VIOLATION. The execution and delivery by Investor of this Agreement and the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof, will not (a) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which Investor is a party or by which Investor or any material portion of Investor's properties or assets may be bound, (b) violate any Requirement of Law applicable to Investor or any material portion of Investor's properties or assets or (d) result in the imposition of any Lien upon any of the properties or assets of Investor; except where any of the foregoing would not have a Material Adverse Affect on Investor.

     4.3 CONSENTS/APPROVALS. No consent, approval, waiver or other action by any Person under any Contract to which Investor is a party, or by which any of Investor's respective properties or assets are bound, is required or necessary for the execution, delivery or performance by Investor of this Agreement and the consummation of the transactions contemplated hereby, except (a) as required under the HSR Act and (b) where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such flings would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent Investor from performing Investor's obligations hereunder or have a Material Adverse Effect on Investor.

     4.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether enforceability is considered in a proceeding at law or in equity.

     4.5 INVESTMENT INTENT. Investor is acquiring the Shares and Warrants hereunder for Investor's own account and with no present intention of distributing or selling the Shares or any interest in the Warrants or the Warrant Shares in violation of the Securities Act or any applicable state securities law. Investor agrees that Investor will not sell or otherwise dispose of any of the Shares or any interest in the Warrants or Warrant Shares unless such sale or other disposition has been registered or qualified (as applicable) under the Securities Act and applicable state securities laws or, in the opinion of Investors' counsel delivered to Issuer

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(which opinion shall be reasonably satisfactory to Issuer) such sale or other disposition is exempt from such registration or qualification (as applicable). Investor understands that the sale of the Shares and Warrants acquired by Investor hereunder and any issuance of Warrants Shares have not been registered under the Securities Act but are issued through transactions exempt from the registration and prospectus delivery requirements of Section 4(2) of the Securities Act, and that the reliance of Issuer on such exemption from registration is predicated in part on these representations and warranties of Investor. Investor acknowledges that pursuant to Section 1.2 a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the Shares, the Warrant Certificates and on certificates representing any Warrant Shares until such legend is permitted to be removed under appropriate law.

     4.6 INVESTOR KNOWLEDGE. Investor is an accredited investor as such term is defined in Rule 501 of the General Rules and Regulations under the Securities Act, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment to be made by him hereunder. Investor acknowledges that no representations or warranties of any type or description have been made to Investor by any Person with regard to Issuer or any of its Subsidiaries, or any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof.

     4.7 NO COMMISSIONS. Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the purchase of the Shares and Warrants.

                                   ARTICLE V

                                   COVENANTS

     5.1 FILINGS. Each of Investor and Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

     5.2 PUBLIC ANNOUNCEMENTS. Except as required by law or the policies or rules of the Nasdaq National Market, the form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof, shall be subject to the prior approval of the parties hereto, which approval shall not be unreasonably withheld or delayed.

     5.3 FURTHER ASSURANCES. Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     5.4 COOPERATION. Each of Issuer and Investor agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the Nasdaq National Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the Parties or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such Party would result in or produce a Material Adverse Effect on such Party.

     5.5 NOTIFICATION OF CERTAIN MATTERS. Each Party shall give prompt notice to the other Party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

     5.6 INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, Issuer shall prepare and file with the SEC, in compliance with applicable law and regulations, an information statement on Schedule 14C under the Exchange Act in connection with approving the transactions contemplated hereby (the "Information Statement"), and shall use its best efforts to have the Information Statement and/or any amendment or supplement thereto approved by the SEC. Investor shall furnish all

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information concerning itself to Issuer as Issuer may reasonably request in connection with the preparation of the Information Statement. As promptly as practicable after approval by the SEC, Issuer shall mail the Information Statement to its stockholders.

     5.7 HSR ACT AND OTHER ACTIONS. Each of the Parties shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein; including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Issuer and its Subsidiaries as are necessary for the consummation of the transactions contemplated hereby. The Parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby.

     5.8 STOCK SPLIT. The Parties hereby acknowledge that the Common Stock share amounts and the exercise prices under the Warrants set forth herein have been adjusted to give effect to the Stock Split. In the event the Stock Split is not effected on or before the Closing Date, the Parties agree that the Common Stock share amounts and the exercise prices under the Warrants set forth herein, shall be readjusted as follows: (i) with the exception of the Common Stock Share amounts relating to the number of authorized and outstanding shares of Common Stock, all Common Stock share amounts shall be divided by two and (ii) all exercises prices under the Warrants shall be multiplied by two.

                                   ARTICLE VI

                                  DEFINITIONS

     6.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

     "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the Exchange Act, as in effect on the date hereof.

     "Agreement" means this Stock Purchase Agreement.

     "Closing" has the meaning set forth in Section 2.1 of this Agreement.

     "Closing Date" shall mean the tenth day following the satisfaction or waiver of the conditions set forth in Article IX or such date as otherwise agreed upon by the Parties.

     "Common Stock" has the meaning set forth in the Recitals of this Agreement.

     "Contract" means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).

     "Controlling Person" has the meaning set forth in Section 8.2 of this Agreement.

     "DGCL" has the meaning set forth in Section 3.5 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time as consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

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     "Holder" has the meaning set forth in Section 7.1 of this Agreement.

     "HSR Act" has the meaning set forth in Section 3.5 of this Agreement.

     "Huizenga" has the meaning set forth in Section 5.10 of this Agreement.

     "Huizenga Purchase Agreement" has the meaning set forth in Section 5.10 of this Agreement.

     "Indemnified Party" has the meaning set forth in Section 8.3 of this Agreement.

     "Indemnifying Party" has the meaning set forth in Section 8.3 of this Agreement.

     "Information Statement" has the meaning set forth in Section 5.6 of this Agreement.

     "Investor" has the meaning set forth in the Preamble of this Agreement.

     "Issuer" has the meaning set forth in the Preamble of this Agreement.

     "Lien" means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

     "Material Adverse Change" or "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business, prospects or results of operations of such Person.

     "Merger Agreement" has the meaning set forth in Section 9.2 of this Agreement.

     "Person" means any natural person, partnership, corporation, joint stock company, estate, trust, unincorporated association, proprietorship, union, association, arbitrator, board, bureau, instrumentality, self-regulatory organization, joint venture, Governmental Authority or other entity, of whatever nature.

     "Purchase Price" has the meaning set forth in Section 1.1 of this Agreement.

     "Register", "registered" and "registration" refer to a registration of the offering and sale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Common Stock" shall mean and include (a) the Common Stock of Issuer as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of Issuer, authorized on or after the date hereof, the holders of which shall have the right either to all or a share of the balance of current dividends and liquidating distributions after the preference of any preferred stock, or the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of Issuer (even though the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Registrable Securities" means (a) all Common Stock now or hereafter owned by Investor or any other shares of Registrable Common Stock or other securities issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, recapitalization, merger or consolidation or reorganization, and (b) any of the Shares or Warrant Shares, and any other shares of Registrable Common Stock or other securities issued in respect of the Shares or Warrant Shares by way of stock dividend or stock split or in connection with any combination or subdivision of shares, recapitalization, merger or consolidation or reorganization; provided, however, as to any particular Registrable Securities, such Registrable Securities will cease to be Registrable Securities when they have been sold pursuant to an effective registration statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel from the seller or the purchaser, which opinion shall be in form and substance reasonably satisfactory to the other party and Issuer and their respective counsel, to the effect that such stock

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in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     "Registration Expenses" has the meaning set forth in Section 7.3 of this Agreement.

     "Requirement of Law" means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Series A Warrants" has the meaning set forth in Section 1.1 of this Agreement.

     "Series B Warrants" has the meaning set forth in Section 1.1 of this Agreement.

     "Series C Warrants" has the meaning set forth in Section 1.1 of this Agreement.

     "Shares" has the meaning set forth in Section 1.1 of this Agreement.

     "Shelf Registration Statement" has the meaning set forth in Section 7.2 of this Agreement.

     "Stock Split" shall mean the two for one stock split to be effected on June 30, 1996 by means of a stock dividend of one share of Common Stock for each share of Common Stock held of record on June 14, 1996.

     "Subsidiary" means each of those Persons of which another person, directly or indirectly owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights).

     "Terminating Investor Breach" has the meaning set forth in Section 2.2.

     "Terminating Issuer Breach" has the meaning set forth in Section 2.2.

     "Warrant Certificates" has the meaning set forth in Section 1.1 of this Agreement.

     "Warrant Shares" has the meaning set forth in Section 1.2 of this Agreement.

     "Warrants" has the meaning set forth in Section 1.1 of this Agreement.

     6.2 OTHER DEFINITIONAL PROVISIONS.

          (a) All references to "dollars" or "$" refer to currency of the United States of America.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

          (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

          (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.

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                                  ARTICLE VII

                              REGISTRATION RIGHTS

     Investor shall have the following registration rights with respect to the Registrable Securities owned by him:

     7.1 TRANSFER OF REGISTRATION RIGHTS. Investor may assign the registration rights with respect to the Shares and the Warrant Shares to any party or parties to which he may from time to time transfer the Shares or Warrant Shares. Upon assignment of any registration rights pursuant to this Section 7.1, Investor shall deliver to Issuer a notice of such assignment which includes the identity and address of any assignee (collectively, Investor and each such subsequent holder is referred to as a "Holder").

     7.2 REQUIRED REGISTRATION. As promptly as practicable after the Closing, Issuer agrees to register all of the Shares and all of the Warrant Shares pursuant to a registration statement on Form S-3 (the "Shelf Registration Statement"). Issuer shall use its best efforts to cause the Shelf Registration Statement to be declared effective as quickly as practicable and to maintain the effectiveness of the Shelf Registration Statement until such time as Issuer reasonably determines based on an opinion of counsel that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the Shares in the three-month period immediately following the termination of the effectiveness of the Shelf Registration Statement. Issuer's obligations contained in this Section 7.2 shall terminate on the second anniversary of the earlier of (i) the expiration of the Series C Warrants or (ii) the date on which all of the Warrants have been exercised.

     7.3 REGISTRATION PROCEDURES.

          (a) In case of each registration, qualification or compliance effected by Issuer subject to this Article VII, Issuer shall keep Holder advised in writing as to the initiation of each such registration, qualification and compliance and as to the completion thereof. In addition, Issuer shall at its own expense:

             (i) subject to this Section 7.3, before filing a registration or prospectus or any amendment or supplements thereto, furnish to counsel selected by Holder copies of all such documents proposed to be filed and the portions of such documents provided in writing by Holder for use therein, subject to such Holder's approval, and for which Holder shall indemnify Issuer;

             (ii) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during such period;

             (iii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

             (iv) if such offering is to be underwritten, in whole or in part, enter into a written agreement in form and substance reasonably satisfactory to the managing underwriter and the registering Holder;

             (v) furnish to Holder such number of prospectuses, including preliminary prospectuses, and other documents that are included in the Shelf Registration Statement as Holder may reasonably request from time to time;

             (vi) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States as Holder may request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Article VII, or (B) consent to general service of process in any such jurisdiction);

             (vii) notify Holder, at any time when the prospectus included in the Shelf Registration Statement relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event which would cause such prospectus to contain an untrue statement of a material fact or omit any fact necessary to make the statement therein in light of the circumstances under which they are made not misleading and, at the request of Holder, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading;

             (viii) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Issuer are then listed and obtain all necessary approvals from the NASD for trading thereon;

             (ix) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement;

             (x) upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, remove all restrictive legends from all certificates or other instruments evidencing such Registrable Securities (to the extent permitted by the Securities Act);

             (xi) furnish at the request of Holder, on the date that the Registrable Securities are delivered to the underwriter for sale in connection with a registration pursuant to this Section 7.3, if such Registrable Securities are being sold through an underwriter, or if such Registrable Securities are not being sold through an underwriter, on the date that the Shelf Registration Statement becomes effective, an opinion dated as of such date of the counsel representing Issuer for purposes of registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to such underwriter, if any and to Holder; and

             (xii) make available for inspection by Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or any other agent retained by Holder or such underwriter, all financial and other records, pertinent corporate documents and properties of Issuer, and cause Issuer's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with the Shelf Registration.

          (b) Except as required by law, all expenses incurred by Issuer in complying with this Article VII, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant this Article VII shall be borne by Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees of Holder shall be borne by Holder.

     7.4 FURTHER INFORMATION. If Registrable Securities owned by Holder are included in any registration, such Holder shall use reasonable efforts to cooperate with Issuer and shall furnish Issuer such information regarding itself as Issuer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 INDEMNIFICATION GENERALLY. Issuer, on the one hand, and Investor, on the other hand (each an Indemnifying Party as defined below), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

     8.2 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS.

          (a) With respect to any registration, qualification or compliance effected or to be effected pursuant to Article VII of this Agreement, Issuer shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder, and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

             (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

             (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

             (iii) any violation by Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Issuer, in each case, relating to any action or inaction required of Issuer in connection with any such registration, qualification or compliance, and subject to Section 8.3 below will reimburse each such Person entitled to indemnity under this Section 8.2 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Issuer by or on behalf of such Holder specifically for use in such prospectus, offering circular or other document.

          (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify Issuer from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies of Issuer concerning:

             (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

             (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

             (iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 8.3 below will reimburse Issuer for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Issuer by or on behalf of Holder specifically for use in such prospectus, offering circular or other document; provided further, the obligations of Holder hereunder shall be limited to an amount equal to the proceeds to Holder of Registrable Securities sold as contemplated hereunder.

     8.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

                                   ARTICLE IX

                             CONDITIONS TO CLOSING

     9.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE CLOSING. The respective obligations of each party to effect the Closing shall be subject to the fulfillment of the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Shareholder Approval. This Agreement shall have been approved and adopted by the vote of the holders of a majority of the voting power of the shares of Common Stock of Issuer entitled to vote in accordance with the Certificate of Incorporation and Bylaws of Issuer and the DGCL;

          (b) No Order. No Governmental Authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement; provided, however, that each of the Parties agree that it will use its best efforts to fulfill its obligations under Section 5.9 and, in addition, each of the Parties will use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

          (c) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Closing under the HSR Act shall have expired or been terminated.

          (f) Authorized Share Increase. The stockholders of RESI shall have voted upon and approved, either at a meeting or by written consent in accordance with the DGCL and RESI's Certificate of Incorporation and Bylaws, an amendment to RESI's Certificate of Incorporation to increase in the number of authorized shares of Common Stock from 20,000,000 to 200,000,000.

     9.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF INVESTOR. The obligations of Investor to proceed with the Closing is also subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Investor shall have received a certificate of the chief executive officer and chief financial officer of Issuer to such effect.

          (b) Agreement and Covenants. Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Investor shall have received a certificate of the chief executive officer and chief financial officer of Investor to such effect.

          (c) Merger Agreement. The mergers contemplated by that certain Agreement and Plan of Merger dated as of even date herewith among Issuer, Republic/CSC Acquisition Corporation, Republic/CSU Acquisition Corporation, Alliance Holding Corporation, Century Surety Company and Commercial Surety Agency, Inc. (the "Merger Agreement") shall be closed contemporaneously with the Closing of the transactions contemplated by this Agreement.

          (d) Huizenga Investment. The purchase of 2,000,000 shares of the Common Stock by Huizenga from Issuer, together with certain warrants to purchase up to 6,000,000 shares of Common Stock, pursuant to the Huizenga Purchase Agreement shall be closed contemporaneously with the Closing of the transactions contemplated by this Agreement.

     9.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ISSUER. The obligations of Issuer to proceed with the Closing is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Issuer shall have received a certificate of Investor to such effect.

          (b) Agreement and Covenants. Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Issuer shall have received a certificate of Investor to such effect.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

     (a) if to Issuer to:

        Republic Environmental Systems, Inc.
        16 Sentry Park West
        1787 Sentry Parkway West, Suite 400
        Blue Bell, Pennsylvania 19422
        Attention: Douglas R. Gowland

        Telecopy: 215/283-4809

        with a copy to:

        Akin, Gump, Strauss, Hauer & Feld, LLP
        1900 Pennzoil Place -- South Tower
        711 Louisiana Street
        Houston, Texas 77002
        Attention: Rick L. Burdick, Esq.
        Telecopy: (713) 236-0822

     (b) if to Investor to:

        MGD Holdings Ltd.
        Victoria Hall
        11 Victoria Street
        P.O. Box HM 1065
        Hamilton HMEX Bermuda
        Attention: Michael G. DeGroote
        Telecopy: (441) 292-9485

     10.2 SURVIVAL. Notwithstanding any knowledge of facts determined or determinable by Investor by investigation, Investor shall have the right to fully rely on the representations, warranties, covenants and agreements of Issuer contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any party in this Agreement shall survive the Closing through the period ending on the date two years from the Closing Date.

     10.3 REMEDIES.

          (a) Each of Investor and Issuer acknowledge that the other Party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each of Investor and Issuer in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of Investor and Issuer hereby waive any and all defenses such Party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

          (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

     10.4 OTHER REGISTRATION RIGHTS. Issuer shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remain in effect, unless the Holders of Registrable Securities are granted rights to participate together with any such third party in such registration rights.

     10.5 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the Parties in respect of the subject matter hereof and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter. The exhibits and schedules hereto constitute a part hereof as though set forth in full above.

     10.6 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of Investor) arising out of the sale of the Shares and Warrants by Issuer to Investor and issuance of Warrant Shares upon exercise of the Warrants and consummation of the transactions contemplated by this Agreement shall be paid by Issuer.

     10.7 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written agreement executed by all of the Parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     10.8 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

     10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     10.10 HEADING. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

     10.11 GOVERNING LAW; INTERPRETATION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE WHOLLY PERFORMED WITHIN SUCH STATE.

     10.12 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

     IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed and delivered this 10th day of June, 1996.

                                        REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

                                        By: /s/  MICHAEL G. DEGROOTE
                                           -------------------------------------
                                        Name:  Michael G. DeGroote
                                        Title: President and Chief Executive
                                               Officer

                                        MGD HOLDINGS LTD.

                                        By: /s/  MICHAEL G. DEGROOTE
                                           -------------------------------------
                                        Name:  Michael G. DeGroote
                                        Title: President